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EXHIBIT 4.1

                             1991 STOCK OPTION PLAN

                                   SECTION 1.
                                   DEFINITIONS

         As used in this Plan and all options granted hereunder, the following definitions shall apply:

         1.1. BOARD shall mean the Board of Directors of the Company.

         1.2. CODE shall mean the Internal Revenue Code of 1986, as amended.

         1.3. COMMITTEE shall mean a committee selected by the Board charged with the administration of the Plan.

         1.4. COMMON STOCK shall mean Common Stock of the Company, having no par value.

         1.5. COMPANY shall mean ShoLodge, Inc. a Tennessee corporation.

         1.6. EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

         1.7. FAIR MARKET VALUE shall mean (i) the last price on any date for a share of Common Stock as accurately reported by THE WALL STREET JOURNAL under the NASDAQ Over-The-Counter Market, National Market Issues, quotation system (or under any successor quotation system) or, if Common Stock is no longer traded on the over-the-counter markets, the closing price for a share of Common Stock as accurately reported by THE WALL STREET JOURNAL under the quotation system which reports such closing price or, if THE WALL STREET JOURNAL no longer reports such price, such price as reported by a newspaper or trade journal selected by the Committee or, if no such price is available on such date, (ii) such price as so reported or so quoted in accordance with Section 1.7(i) for the immediately preceding business day or, if no newspaper or trade journal reports such price or if no such price quotation is available, (iii) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         1.8. ISO shall mean an Option granted under the Plan which meets the requirements of an incentive stock option under Section 422 of the Code and which is designated as an ISO by the Committee.

         1.9. KEY EMPLOYEE shall mean a full time salaried employee of the Company or any Subsidiary who, in the judgment of the Committee, in its sole discretion, is instrumental to the success of the Company or a Subsidiary.

         1.10. NQSO shall mean an Option granted under the Plan which does not meet the requirements of an incentive stock option under Section 422 of the Code, and which is designated as an NQSO by the Committee.

         1.11. OPTION shall mean a right to purchase Common Stock granted pursuant to the Plan.





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         1.12. OPTION AGREEMENT means the written agreement entered into pursuant to this Plan through which an Option is granted to a Key Employee.

         1.13. OPTIONEE shall mean a Key Employee granted an Option under this Plan.

         1.14. OPTION PRICE shall mean the purchase price to be paid by an Optionee for each share of Common Stock purchased under an Option, determined in accordance with Section 7 of this Plan.

         1.15. PARENT shall mean a parent corporation as defined in Section 424(e) and (g) of the Code.

         1.16. PLAN shall mean the Stock Option Plan of 1991 of the Company.

         1.17. STOCKHOLDER shall mean the holders of the outstanding shares of the Company's Common Stock.

         1.18. SUBSIDIARY shall mean a subsidiary corporation as defined in
         Section 424(f) and (g) of the Code.

         1.19. SUBSTANTIAL SHAREHOLDER means any person who owns, within the meaning of Section 422 and Section 424 of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary.

         1.20. WILLFUL MISCONDUCT shall mean conduct in the course of a Key Employee's employment which in the sole determination of the Committee is materially detrimental to the interests of the Company and shall include but not be limited to wrongful appropriation of funds or the commission of any crime.

                                   SECTION 2.
                                 PURPOSE OF PLAN

         The purpose of this Plan is to provide a means whereby the Company may, through the grant of Options to Employees of the Company and of any Subsidiary, attract and retain Key Employees (including officers and directors who are also employees), encourage stock ownership in the Company by Key Employees, and provide an incentive for such employees to exert their best efforts on behalf of the Company and any Subsidiary.

                                   SECTION 3.
                           SHARES AVAILABLE UNDER PLAN

         Options may be granted under the Plan with respect to 370,000 shares of Common Stock of the Company and all such shares shall be, and upon .adoption of this Plan by the Board, are hereby, reserved for Options granted under the Plan subject to adjustment as provided in Section 15 hereof. The shares issued upon the exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any Option granted under the Plan shall terminate, expire, or be cancelled as to any shares (not including the surrender of an Option under Section 11), new Options may thereafter be granted covering such shares.


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                                   SECTION 4.
                                   ELIGIBILITY

         The persons eligible to participate in the Plan as recipients of Options shall include only Key Employees.

                                   SECTION 5.
                                 ADMINISTRATION

         The Plan shall be administered by a Committee appointed by the Board and shall consist of three non-employee directors, all of whom are (and for at least one year have been) ineligible to participate in the Plan, or any other plan of the Company which provides for the acquisition by its participants of shares of Common Stock, stock options or stock appreciation rights and in no event shall include a person unless such person is a disinterested person within the meaning of Rule 16b-3 of the Exchange Act. The Committee shall have full and final authority in its discretion, but subject to the express provisions of the Plan, to determine from time to time the individuals in the eligible group to whom Options shall be granted and the number of shares to be covered by each proposed Option; to determine the purchase price of the shares covered by each Option and the time or times at which Options shall be granted; to interpret the Plan; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; to take any action which may be taken only by a disinterested administrator under Rule 16b-3 and to make all other determinations necessary or advisable for the administration of the Plan.

                                   SECTION 6.
                               GRANTING OF OPTIONS

         From time to time the Committee shall select those Key Employees to whom Options shall be granted and shall determine the number of shares to be covered by each Option. In making any determination as to individuals to whom Options shall be granted and as to the number of shares to be covered by such Options, the Committee shall take into account the duties of the respective individuals, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in accomplishing the purposes of the Plan. Each grant of an Option shall be evidenced by an Option Agreement executed by the Key Employee and the Company and such other instruments in such form as the Committee shall from time to time approve, which instruments shall (i) comply with and include expressly or by reference the terms and conditions set forth in the Plan, (ii) shall specify whether the option is an ISO or NQSO; and (iii) may include such other provisions not inconsistent with the provisions of the Plan as the Committee shall deem advisable. The terms and conditions of Options granted to each Optionee need not contain similar provisions. The recommendation or selection of an employee as a participant in any grant of Options under the Plan shall not be deemed to entitle the employee to such Option prior to the time when it shall be granted by the Committee; and the granting of any Option under the Plan shall not be deemed either to entitle such employee to, or to disqualify such employee from, any participation in any other grant of Options under the Plan.

                                   SECTION 7.
                                  OPTION PRICE

         The Option Price per share shall be determined by the Committee at the time the Option is granted, and shall be not less than the greater of the following:

               (i) The Fair Market Value of Common Stock of the Company, upon the date of the grant of the Option; and




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               (ii) With respect to an ISO granted to a Substantial Shareholder,
                    110% of the Fair Market Value of the Common Stock upon the date of the grant of the ISO.

                                   SECTION 8.
                                  OPTION PERIOD

         Each Option Agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at 'the end of such period; provided that the Option Agreement shall provide that:

               (i) The exercise of an Option shall not be permitted more than ten (10) years after the date on which the Option is granted.

               (ii) In the case of a Substantial Shareholder, the exercise of an
                    ISO shall not be permitted more than five (5) years after the date on which the Option is granted.

                                   SECTION 9.
                              EXERCISE AND PAYMENT

         9.1 EXERCISE. Exercise shall be made by the giving of written notice to the Company by the Optionee. Such written notice shall be deemed sufficient for this purpose only if delivered to the Company at its principal office by personal delivery or by registered or certified mail, and only if such written notice identifies the Option being exercised, states the number of shares with respect to which the Option is being exercised and further states the date, not more than thirty (30) days after the date of such notice, on which the payment for such stock shall be made. The payment for shares of stock acquired pursuant to the exercise of an Option shall be made at the principal office of the Company or at any office of a transfer agent appointed for the shares of the Common Stock of the Company. Upon the exercise of an Option, in compliance with the provisions of this section, and upon the receipt by the Company or its transfer agent of the payment for the stock so acquired, the Company shall deliver or cause to be delivered to the Optionee so exercising his Option a certificate or certificates for the number of shares of stock with respect to which the Option is so exercised and payment is so made. The shares of stock shall be registered in the name of the exercising Optionee or in such name jointly with him as he may direct in the written notice of exercise referred to in this paragraph, provided that in no event shall any shares of stock of the Company be issued pursuant to the exercise of an Option until full payment therefor (including payment of any taxes required to be withheld by the Company) shall have been made as provided in Section 9.2 hereof, and not until the shares have been issued shall the exercising Optionee have any of the rights of a shareholder. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         9.2 PAYMENT. The purchase price of the shares as to which an Option may be exercised shall be payable in United States dollars in cash or by check to the Company. The Optionee also shall pay in such medium to the Company an amount determined by the Company for any applicable withholding taxes resulting from the exercise of the Option. In the sole discretion of the Committee, an Optionee may make such payments, in whole or in part, by exchange of shares of Common Stock of the Company having an aggregate Fair Market Value, as of the date of payment, equal to the aggregate exercise price for the Option exercised and the




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amount of any applicable withholding taxes. The Committee may for any reason decline to accept payment of the purchase price and/or withholding taxes by exchange of shares of Common Stock of the Company, or may impose such limitations or restrictions on such payment as the Committee, in its sole discretion, deems advisable.

                                   SECTION 10.
                 EXERCISE IN EVENT OF TERMINATION OF EMPLOYMENT

         10.1 GENERAL. If an Optionee's employment by the Company or a Subsidiary shall terminate for any reason other than disability, as specified in
Section 10.4, death, or Willful Misconduct, he may exercise his Option, tr, the extent that he may. be entitled to do so at the date of the termination of his employment, at any time, or from time to time, within one month of the date of termination of his employment, but in no event later than the expiration date specified in the Option Agreement or one month after termination of employment, whichever is earlier. Whether authorized leave of absence for military or governmental service shall constitute termination of employment for purposes of this Plan shall be determined by the Committee.

         10.2 TERMINATION FOR MISCONDUCT. In the event an Optionee's employment with the Company is terminated by reason of Willful Misconduct, all .Options granted to the Optionee shall terminate as of the date of termination of employment.

         10.3 TERMINATION AS A RESULT OF DEATH. If an Optionee shall die (i) while an employee of the Company or of a Subsidiary or (ii) within one month after termination (other than by reason of Willful Misconduct) of his employment with the Company or a Subsidiary, his Option may be exercised, to the extent that the Optionee shall have been entitled to do so at the date of his termination of employment, by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, within one year after the date of the Optionee's death, but in no event later than the expiration date specified in the Option Agreement or one year after the Optionee's death, whichever is earlier.

         10.4 TERMINATION AS A RESULT OF DISABILITY. If an Optionee's employment with the Company is terminated because the Optionee is disabled (within tile meaning of Section 22(e)(3) of the Code), the Optionee may exercise his option in the manner provided in Section 10.1; provided that the one 1) month period specified in Section 10.1 shall be one (1) year.

                                   SECTION 11.
                              SURRENDER OF OPTIONS

         11.1 GENERAL. The Committee acting in its absolute discretion may incorporate a provision in an Option Agreement to allow an Optionee to surrender his or her Option in whole or in part, in lieu of the exercise in whole or in part of that Option, on any date that:

               (i) the Fair Market Value of the Common Stock subject to such Option exceeds the Option Price for such Common Stock, and

               (ii) the Option to purchase such Common Stock is otherwise exercisable.

         11.2 PROCEDURE. The surrender of an Option in whole or in part shall be effected by the delivery of the Option Agreement to the Committee (or to its delegate) together with a statement signed by the Optionee which specifies the number of shares of




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Common Stock as to which the Optionee surrenders his or her Option and how he or she desires payment be made for such surrendered Option.

         11.3 PAYMENT. An 0ptionee, in exchange for his or her surrendered Option, shall receive a payment in cash or in Common Stock, or in a combination of cash and Common Stock, equal in amount, on the date such surrender is effected, to the excess of the Fair Market Value of the Common Stock underlying the surrendered Options on such date over the Option Price for the surrendered Option, less any applicable withholding taxes resulting from such surrender. The Committee acting in its absolute discretion can approve or disapprove an Optionee's request for payment in whole or in part in cash and can make that payment in cash or in such combination of cash and Common Stock as the Committee deems appropriate. A request for payment only in Common Stock shall be approved and made in Common Stock to the extent payment can be made in whole shares of Common Stock and (at the Committee's discretion) in cash in lieu of any fractional share of Common Stock.

         11.3 RESTRICTIONS. Any Option Agreement which incorporates a provision to allow an Optionee to surrender his or her Option in whole or in part also shall incorporate such additional restrictions on the exercise or surrender of such Option as the Committee deems necessary to satisfy the conditions of Rule 16b-3 (or any successor exemption) to Section 16(b) of the Exchange Act.

                                   SECTION 12.
                               NONTRANSFERABILITY

         An Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee.

                                   SECTION 13.
                             SECURITIES REQUIREMENTS

         Each Option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the Option upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or the issue or purchase of shares thereunder, no such Option may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee, and the holder of the Option will supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval.

         In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee's discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the holders' consent, so reduce such period on not less than fifteen (15) days' written notice to the holders thereof.





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                                   SECTION 14.
                                DURATION OF PLAN

         No Option shall be granted more than ten (10) years after the date of the adoption of the Plan by the Board. Nothing contained herein, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on the expiration date of the Plan, which by their terms extend beyond such date.

                                   SECTION 15.
               CAPITAL ADJUSTMENTS, REORGANIZATION AND LIQUIDATION

         15.1 CAPITAL ADJUSTMENTS. The number of shares of Common Stock which may be issued under the Plan, time number of shares reserved as stated in
Section 3 hereof, the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option Price per share under such outstanding Options), and the Option Price limitations as set forth in Section 7, shall be adjusted, as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in capitalization of the Company.

         15.2 REORGANIZATION OR LIQUIDATION. The dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause each outstanding Option to terminate, unless there is an express assumption of the Option by the surviving corporation. Any outstanding Option may be exercised up to and including the date immediately preceding such termination if it has not otherwise expired and if it is then subject to exercise under the individual option grant. The Committee may, in its discretion, change the terms of any outstanding Option solely to the extent necessary to effect a substitution for or assumption of the Option in the event of any merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation.

         15.3 COMMITTEE'S DISCRETION. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

                                   SECTION 16.
                       AMENDMENT OR DISCONTINUANCE OF PLAN

         The Committee may from time to time, with respect to any Common Stock on which Options have not then been granted, suspend or discontinue the Plan or amend it in any respect whatsoever; provided, however, that no amendment shall be made which (i) changes tile class of employees eligible to receive Options or otherwise materially modifies (within the meaning of Section 16b-3 of the Exchange Act) the requirements as to eligibility for participation in the Plan or materially increases (within the meaning of Section 16b-3 of the Exchange
Act) the benefits accruing to Optionee under the Plan, (ii) increases the maximum number of shares of Common Stock with respect to which Options may be granted under the Plan,.(iii) changes the limitations on the Option Price, or
(iv) amends the provisions of Section 14 (Duration of Plan), without approval of the Shareholders of the Company, which must comply with all the applicable provisions of the corporate charter and by-laws, and the law of the state of incorporation.


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                                   SECTION 17.
                          INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as members of the Board, each member of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by such member in connection with any action, suit or proceeding to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option granted thereunder, and against all amounts paid by him in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, each Committee member affected shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before the Committee member undertakes to handle it on his own behalf.

                                   SECTION 18.
                                  MISCELLANEOUS

         18.1 APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options granted under the Plan will be used for general corporate purposes.

         18.2 RIGHT TO RECEIVE OPTIONS. Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any person any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such person an Option, and then his rights shall be only such as are prescribed in the instrument evidencing such Option.

         18.3 RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any shares covered by his Option until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate, except as provided in Section 15.

         18.4 NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         18.5 WITHHOLDING. The exercise or surrender of any Option granted pursuant to this Plan shall constitute the Optionees's full and complete consent to whatever action the Committee directs to satisfy federal and state withholding requirements, if any, including withholding under the Federal Insurance Contribution Act and requirements for withholding from wages as the Committee in its discretion deems applicable to such exercise or surrender.

         18.6 APPROVAL BY SHAREHOLDERS. The Plan shall take effect upon adoption by the Board and approval by the shareholders of the Company within twelve (12) months after the Plan is adopted by the Board.

         18.7 DISQUALIFYING DISPOSITIONS. If an Optionee disposes of shares of Stock acquired upon exercise of an Incentive Option within two (2) years from the date the Option is granted or within one (1) year after the issuance of such shares to the Optionee, the Optionee shall notify the Company of such disposition and provide information as to the date of disposition, sale price, number of shares disposed of and any other information relating thereto which the Company may reasonably request.

         18.8 GOVERNING LAW. The validity and construction of the Plan and any agreements thereunder shall be governed by the laws of the State of Tennessee.





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         18.9 MISCELLANEOUS PROVISIONS. Options granted under the Plan shall not be affected by any change of employment among the Company and its Subsidiaries, so long as the Optionee continues to be an employee of the Company or of any Subsidiary. Nothing in the Plan shall be deemed to give any employee of the Company or of a Subsidiary the right to be retained in employment by the Company or a Subsidiary for any period of time, and no provision of the Plan or granting of Options under the Plan shall be deemed to interfere with the right of the Company or of a Subsidiary to terminate the employment of any Optionee at any time without regard to the effect that such discharge will have on his rights, if any, under the Plan or under any Option granted under the Plan.